As filed with the Securities and Exchange Commission on July 12, 2007
Registration No. 333-139989

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5
TO
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	6331	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Validus Holdings, Ltd.
19 Par-La-Ville Road
Hamilton HM11 Bermuda
(441) 278-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 590-9200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to

Edward J. Noonan Jeff Consolino Validus Holdings, Ltd. 19 Par-La-Ville Road Hamilton HM11 Bermuda (441) 278-9000	Michael A. Becker, Esq. John Schuster, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 (212) 701-3000	Gary I. Horowitz, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Ave. New York, New York 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to file Exhibits 4.1, 5.1, 8.1 and 8.2 to the registration statement as indicated in the Exhibit index of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, 16(b) or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the registration statement, the signature page to the registration statement and Exhibits 4.1, 5.1, 8.1 and 8.2.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

Exhibit
number	Description of document

1.1	Form of Purchase Agreement**
3.1	Memorandum of Association dated October 10, 2005**
3.2	Amended and Restated Bye-laws**
4.1	Specimen Common Share Certificate
4.2	Certificate of Deposit of Memorandum of Increase of Share Capital dated October 28, 2005**
5.1	Opinion of Conyers Dill & Pearman
8.1	Opinion of Cahill Gordon & Reindel llp as to certain tax matters
8.2	Opinion of Conyers Dill & Pearman as to certain tax matters
10.1	Shareholders’ Agreement dated as of December 12, 2005 among Validus Holdings, Ltd. and the Shareholders Named Herein**
10.2	Founder Agreement with Aquiline Capital Partners LLC dated December 7, 2005**
10.3	Advisory Agreement with Aquiline Capital Partners LLC dated December 7, 2005**
10.4	Form of Warrant**
10.5	Five-Year Secured Letter of Credit Facility Agreement**
10.6	Three-Year Unsecured Letter of Credit Facility Agreement**
10.7	[Reserved]
10.8	9.069% Junior Subordinated Deferrable Debentures Indenture as of June 15, 2006**
10.9	First Supplemental Indenture to the above Indenture dated as of September 15, 2006**
10.10	Amended and Restated Employment Agreement between Validus Holdings, Ltd. and Edward J. Noonan**
10.11	Amended and Restated Employment Agreement between Validus Holdings, Ltd. and George P. Reeth**
10.12	Amended and Restated Employment Agreement between Validus Holdings, Ltd. and Joseph E. (Jeff) Consolino**
10.13	Amended and Restated Employment Agreement between Validus Holdings, Ltd. and Stuart W. Mercer**
10.14	Amended and Restated Employment Agreement between Validus Reinsurance, Ltd. and Conan M. Ward**
10.15	Investment Manager Agreement with BlackRock Financial Management, Inc.**
10.16	Risk Reporting & Investment Accounting Services Agreement with BlackRock Financial Management, Inc.**
10.17	Discretionary Advisory Agreement with Goldman Sachs Asset Management**
10.18	Validus Holdings, Ltd. 2005 Amended & Restated Long-Term Incentive Plan**
10.19	Form of Restricted Share Agreement for employee without Employment Agreement**
10.20	Form of Restricted Share Agreement for employee with Employment Agreement**
10.21	Form of Stock Option Agreement for employee without Employment Agreement**
10.22	Form of Stock Option Agreement for employee with Employment Agreement**
10.23	Nonqualified Supplemental Deferred Compensation Plan**
10.24	Director Stock Compensation Plan**
10.25	Employment Agreement between Validus Reinsurance, Ltd. and Jerome Dill**
10.26	Amended and Restated Restricted Share Agreement between Validus Holdings, Ltd. and Edward J. Noonan**
10.27	Amended and Restated Restricted Share Agreement between Validus Holdings, Ltd. and George P. Reeth**
10.28	Stock Option Agreement between Validus Holdings, Ltd. and Edward J. Noonan**
10.29	Stock Option Agreement between Validus Holdings, Ltd. and George P. Reeth**

Exhibit
number	Description of document

10.30	Share Sale Agreement between Validus Holdings, Ltd. and the Shareholders of Talbot Holdings Ltd.**
10.31	Agreement to Provide Information between Validus Holdings, Ltd. and Talbot Holdings Ltd.**
10.32	8.480% Junior Subordinated Deferrable Debentures Indenture as of June 29, 2007**
10.33	Form of Backstop Subscription Agreement between Validus Holdings, Ltd. and our Major Investors**
21.1	Subsidiaries of the Registrant**
23.1	Consent of Conyers Dill & Pearman (included in Exhibits 5.1 and 8.2)
23.2	Consent of Cahill Gordon & Reindel llp (included in Exhibit 8.1)
23.3	Consent of PricewaterhouseCoopers**
23.4	Consent of KPMG Audit Plc**
24.1	Power of Attorney (included as part of the signature pages)**
99.1	Audit Committee Charter**
99.2	Compensation Committee Charter**
99.3	Corporate Governance and Nominating Committee Charter**

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on July 12, 2007.

Validus Holdings, Ltd.

By:	/s/ Edward J. Noonan
Name: Edward J. Noonan

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward J. Noonan Name: Edward J. Noonan	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	July 12, 2007

* Name: George P. Reeth	Deputy Chairman and President	July 12, 2007

/s/ Joseph E. (Jeff) Consolino Name: Joseph E. (Jeff) Consolino	Chief Financial Officer and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	July 12, 2007

* Name: Matthew J. Grayson	Director	July 12, 2007

* Name: Jeffrey W. Greenberg	Director	July 12, 2007

* Name: John J. Hendrickson	Director	July 12, 2007

* Name: Stuart A. Katz	Director	July 12, 2007

* Name: Sander M. Levy	Director	July 12, 2007

* Name: Jean-Marie Nessi	Director	July 12, 2007

* Name: Mandakini Puri	Director	July 12, 2007

Signature	Title	Date

* Name: Alok Singh	Director	July 12, 2007

* Name: Christopher E. Watson	Director	July 12, 2007

/s/ Joseph E. (Jeff) Consolino As: Attorney-in-Fact

EXHIBIT LIST

Exhibit
number	Description of document

1.1	Form of Purchase Agreement**
3.1	Memorandum of Association dated October 10, 2005**
3.2	Amended and Restated Bye-laws**
4.1	Specimen Common Share Certificate
4.2	Certificate of Deposit of Memorandum of Increase of Share Capital dated October 28, 2005**
5.1	Opinion of Conyers Dill & Pearman
8.1	Opinion of Cahill Gordon & Reindel llp as to certain tax matters
8.2	Opinion of Conyers Dill & Pearman as to certain tax matters
10.1	Shareholders’ Agreement dated as of December 12, 2005 among Validus Holdings, Ltd. and the Shareholders Named Herein**
10.2	Founder Agreement with Aquiline Capital Partners LLC dated December 7, 2005**
10.3	Advisory Agreement with Aquiline Capital Partners LLC dated December 7, 2005**
10.4	Form of Warrant**
10.5	Five-Year Secured Letter of Credit Facility Agreement**
10.6	Three-Year Unsecured Letter of Credit Facility Agreement**
10.7	[Reserved]
10.8	9.069% Junior Subordinated Deferrable Debentures Indenture as of June 15, 2006**
10.9	First Supplemental Indenture to the above Indenture dated as of September 15, 2006**
10.10	Amended and Restated Employment Agreement between Validus Holdings, Ltd. and Edward J. Noonan**
10.11	Amended and Restated Employment Agreement between Validus Holdings, Ltd. and George P. Reeth**
10.12	Amended and Restated Employment Agreement between Validus Holdings, Ltd. and Joseph E. (Jeff) Consolino**
10.13	Amended and Restated Employment Agreement between Validus Holdings, Ltd. and Stuart W. Mercer**
10.14	Amended and Restated Employment Agreement between Validus Reinsurance, Ltd. and Conan M. Ward**
10.15	Investment Manager Agreement with BlackRock Financial Management, Inc.**
10.16	Risk Reporting & Investment Accounting Services Agreement with BlackRock Financial Management, Inc.**
10.17	Discretionary Advisory Agreement with Goldman Sachs Asset Management**
10.18	Validus Holdings, Ltd. 2005 Amended & Restated Long-Term Incentive Plan**
10.19	Form of Restricted Share Agreement for employee without Employment Agreement**
10.20	Form of Restricted Share Agreement for employee with Employment Agreement**
10.21	Form of Stock Option Agreement for employee without Employment Agreement**
10.22	Form of Stock Option Agreement for employee with Employment Agreement**
10.23	Nonqualified Supplemental Deferred Compensation Plan**
10.24	Director Stock Compensation Plan**
10.25	Employment Agreement between Validus Reinsurance, Ltd. and Jerome Dill**
10.26	Amended and Restated Restricted Share Agreement between Validus Holdings, Ltd. and Edward J. Noonan**
10.27	Amended and Restated Restricted Share Agreement between Validus Holdings, Ltd. and George P. Reeth**
10.28	Stock Option Agreement between Validus Holdings, Ltd. and Edward J. Noonan**
10.29	Stock Option Agreement between Validus Holdings, Ltd. and George P. Reeth**
10.30	Share Sale Agreement between Validus Holdings, Ltd. and the Shareholders of Talbot Holdings Ltd.**
10.31	Agreement to Provide Information between Validus Holdings, Ltd. and Talbot Holdings Ltd.**

Exhibit
number	Description of document

10.32	8.480% Junior Subordinated Deferrable Debentures Indenture as of June 29, 2007.**
10.33	Form of Backstop Subscription Agreement between Validus Holdings, Ltd. and our Major Investors**
21.1	Subsidiaries of the Registrant**
23.1	Consent of Conyers Dill & Pearman (included in Exhibits 5.1 and 8.2)
23.2	Consent of Cahill Gordon & Reindel llp (included in Exhibit 8.1)
23.3	Consent of PricewaterhouseCoopers**
23.4	Consent of KPMG Audit Plc**
24.1	Power of Attorney (included as part of the signature pages)**
99.1	Audit Committee Charter**
99.2	Compensation Committee Charter**
99.3	Corporate Governance and Nominating Committee Charter**

**	Previously filed.